Exhibit 99.1
OncoGenex Reports First Quarter Financial Results
Conference Call on Thursday, May 7, 2009 at 4:30 p.m. Eastern Time
BOTHELL, WA, and VANCOUVER, May 7, 2009 — OncoGenex Pharmaceuticals, Inc. (“OncoGenex” or the “Company”) (NASDAQ: OGXI) today reported unaudited financial results for the three months ended March 31, 2009 and reviewed the Company’s highlights for the first quarter of 2009.
The following consolidated results reflect the operations of OncoGenex Technologies Inc. (“OncoGenex Technologies”) prior to the August 21, 2008 reverse takeover of Sonus Pharmaceuticals, Inc. (“Sonus”), and the consolidated results of OncoGenex thereafter.
The loss attributable to common shareholders for the first quarter ended March 31, 2009 was $2.4 million which was consistent with the loss of $2.4 million in the corresponding period of 2008.
Research and development expenses for the first quarter ended March 31, 2009 were $1.7 million, compared to $0.9 million in the corresponding period of 2008. The increases in 2009 were primarily due to manufacturing costs incurred in the first quarter of 2009 associated with the development of our product candidate OGX-427, an increase in employee expenses and higher facility costs resulting from the reverse takeover of Sonus. Reducing the expenses in the first quarter of 2008 was a Scientific Research and Development (SRED) claim, which offset R&D expenses in that period. The SRED program is a Canadian federal tax incentive program that encourages Canadian businesses to conduct research and development in Canada. As OncoGenex Technologies became an affiliate of a public company as a result of the reverse takeover, SRED claims can now only be applied against taxes payable.
General and administrative expenses for the first quarter ended March 31, 2009 were $0.8 million, compared to $0.6 million in the corresponding period of 2008. The increase for the first quarter of 2009 was primarily due to increased employee expenses and increased costs associated with operating as a public company. The first quarter of 2008 also included $0.8 million in preferred share accretion, a non-cash item, which did not recur in the first quarter of 2009, as subsequent to the reverse takeover there are no longer any preferred shares outstanding.
The Company had $9.4 million in cash and cash equivalents as of March 31, 2009, compared to $12.4 million in cash, cash equivalents and short-term investments as of December 31, 2008. The Company believes that its cash, cash equivalents and short-term investments will be sufficient to fund its currently planned operations through February 2010. The Company had 5,549,905 shares outstanding as at May 3, 2009.

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“This is an exciting time for OncoGenex as we continue to progress on our clinical, regulatory and commercial objectives for 2009,” said Scott Cormack, President and Chief Executive Officer of OncoGenex. “The final comprehensive survival analysis from the randomized Phase 2 clinical trial which compared OGX-011 in combination with docetaxel and prednisone to docetaxel and prednisone alone for first-line treatment of metastatic castrate resistant prostate cancer will be featured during an oral presentation at the American Society of Oncology 2009 Annual Meeting. The oral presentation will update the preliminary survival data that was released in December 2008 that indicated that patients in the OGX-011 treatment group had a rate of death approximately 40% lower than patients receiving chemotherapy without OGX-011. A second oral presentation at the ASCO 2009 Annual Meeting will feature preliminary data from our ongoing Phase 1 clinical trial evaluating OGX-427 in patients with solid tumors.”
Cormack added, “In relation to our Phase 3 regulatory strategy, we have now received confirmations on two separate Phase 3 trial designs from the FDA via the Special Protocol Assessment process, each in second-line treatment of advanced prostate cancer, featuring either survival or pain palliation as the primary endpoint. We believe these SPA agreements with the FDA together with our Phase 2 survival data position OGX-011 as an attractive asset. These regulatory achievements along with recent clinical data have supported our discussions with potential development and commercialization partners.”
Conference Call Today at 4:30 p.m. ET
OncoGenex management will host a conference call at 4:30 p.m. Eastern Time today to provide a business update and discuss the first quarter results. A live webcast will be available through the Events and Presentations Web page found in the Investor Relations section of the OncoGenex Web site at www.ir.oncogenex.com. Alternatively, you may access the live conference call by dialing 800-967-7143 (U.S. & Canada) or 719-325-2413 (International). A webcast replay will be available approximately two hours after the call and will be archived at the same Web location for 90 days.
About OncoGenex
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address unmet needs in the treatment of cancer. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OGX-011, the lead candidate currently completing five Phase 2 clinical studies in prostate, lung and breast cancers, is designed to inhibit the production of a specific protein associated with treatment resistance; OGX-427 is in Phase 1 clinical development; SN2310 has completed the Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development. More information about OncoGenex is available at www.oncogenex.com.
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s key objectives for 2009, and other anticipated activities, achievements, occurrences and performance. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

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The potential risks and uncertainties associated with forward-looking statements include, among others, the timing and costs of clinical trials and regulatory approvals, risks that clinical trials will not be successful or confirm earlier or interim clinical trial results, the Company’s need for additional financing, the uncertainty associated with any potential partnering discussions, risks relating to the development, safety and efficacy of therapeutic drugs and potential applications for these products and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal year 2008 and its Quarterly Report for the first quarter of 2009 on Form 10-Q. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or that if any of them do transpire or occur, what impact they would have on the results of operations or financial condition of the Company. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof.
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Condensed Consolidated Statements of Operations
(in thousands)

	Three months
	Ended March 31,
	2009	2008
	(unaudited)	(unaudited)

Operating expenses
Research and development	$1,694	$874
General and administrative	782	573

Total operating expenses	2,476	1,447
Other income (expense)	57	4
Loss for the period before taxes	2,419	1,443
Income tax expense (recovery)	(10)	214
Net loss	2,409	1,657
Redeemable convertible preferred share accretion	—	776

Loss attributable to common shareholders	$2,409	$2,433

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Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets:
Cash, cash equivalents and short term investments	$9,393	$12,419
Amounts and investment tax credit receivable	515	1,243
Prepaid and other current assets	631	587
Property, equipment and other assets	558	541

Total assets	$11,097	$14,790

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$1,122	$2,252
Other current liabilities	361	632
Long term liabilities	1,219	1,199
Stockholders’ equity (deficiency)	8,395	10,707

Total liabilities and stockholders’ equity (deficiency)	$11,097	$14,790

OncoGenex Contact:
Scott Cormack
President & CEO
(604) 630-5400
scormack@oncogenex.com
Media and Investor Contact:
Jason Spark
Porter Novelli Life Sciences
(619) 849-6005
jspark@pnlifesciences.com

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